Exhibit 5.1

	Triton International Limited Victoria Place, 5th Floor 31 Victoria Street Hamilton HM 10 Bermuda	Email spenrose@applebyglobal.com Direct Dial +1 441 298 3286 Tel +1 441 295 2244 Fax +1 441 292 8666 Your Ref Appleby Ref 004096.0205/SP/KB/AC 14 November 2025
Bermuda Office Appleby (Bermuda) Limited Canon’s Court 22 Victoria Street PO Box HM 1179 Hamilton HM EX Bermuda Tel +1 441 295 2244

Dear Sirs

TRITON INTERNATIONAL LIMITED (TIL) AND TRITON CONTAINER INTERNATIONAL LIMITED (TCIL and collectively with TIL, the Companies and each a Company)

INTRODUCTION

This opinion as to Bermuda law is addressed to you in connection with the filing of a Registration Statement on Form F-3 with the United States Securities and Exchange Commission (Registration Statement) by the Companies with respect to the issue by the Companies from time to time and in one or more offerings of securities comprising preference shares of par value US$0.01 per share of TIL (Preference Shares), debt securities of TIL (Company Debt Securities), and of TIL’s subsidiaries TCIL (such debt securities TCIL Debt Securities) and TAL International Container Corporation (TALICC and such debt securities TALICC Debt Securities and together with the Company Debt Securities and the TCIL Debt Securities, the Debt Securities) and guarantees of Debt Securities by TIL (Company Guarantees), TCIL (TCIL Guarantees) and TALICC (TALICC Guarantees and together with the Company Guarantees, and the TCIL Guarantees, the Guarantees and, together with the Preference Shares and the Debt Securities, collectively, the Offered Securities) (all as described in the Registration Statement, and collectively referred to as Securities Offerings when sold as described pursuant to the Registration Statement).

OUR REVIEW

For the purposes of giving this opinion we have examined and relied upon the documents listed in Part 2 of Schedule 1 (collectively with the Registration Statement, the Documents). We have not examined any other documents, even if they are referred to in the Documents.

For the purposes of giving this opinion we have carried out the Company Search and the Litigation Search described in Part 3 of Schedule 1.

We have not made any other enquiries concerning the Companies and in particular we have not investigated or verified any matter of fact or representation (whether set out in any of the Documents or elsewhere) other than as expressly stated in this opinion.

Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Registration Statement.

LIMITATIONS

Our opinion is limited to, and should be construed in accordance with, the laws of Bermuda at the date of this opinion. We express no opinion on the laws of any other jurisdiction.

This opinion is limited to the matters stated in it and does not extend to, and is not to be extended by implication, to any other matters. We express no opinion on the commercial implications of the Documents or whether they give effect to the commercial intentions of the parties.

Except with our prior written consent, this opinion may not be transmitted or disclosed to any other person or be relied upon for any other purpose whatsoever, save as, and to the extent provided, below.

We consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement but it is not to be made available, or relied on, for any other purpose, nor quoted or referred to in any public document nor filed with any governmental agency or person (other than the SEC in connection with the Registration Statement), without our prior written consent except as may be required by law or regulatory authority. As Bermuda attorneys, however, we are not qualified to opine on matters of law of any jurisdiction other than Bermuda, and accordingly do not admit to being an expert within the meaning of the Securities Act.

ASSUMPTIONS AND RESERVATIONS

We give the following opinions on the basis of the assumptions set out in Schedule 2 (Assumptions), which we have not verified, and subject to the reservations set out in Schedule 3 (Reservations).

OPINIONS

1.  Incorporation and Status: Each Company is incorporated as an exempted company limited by shares and existing under the laws of Bermuda and is a separate legal entity. Each Company is in good standing with the Registrar of Companies of Bermuda.

2.  Securities: When duly authorised, allotted, issued and fully paid for pursuant to the terms of the Resolutions and any other requisite resolutions of the board of directors, or a committee thereof, of TIL in respect of any Preference Shares, and in accordance with the terms and conditions referred to or summarised in the Registration Statement and in any prospectus supplement issued pursuant to and as contemplated by the Registration Statement, the Preference Shares will be validly issued, fully paid and non-assessable shares in the capital of TIL.

3.  Securities Offerings: Each Company has all the requisite corporate power to enter into, execute, deliver and perform its obligations under the Securities Offerings to which it may become a party and to take all actions as may be necessary to complete the transactions contemplated thereby.

DISCLOSURE

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, quoted or otherwise relied on for any other purpose. We consent to the filing of this opinion as an exhibit to the Registration Statement of the Company and to the references to Appleby (Bermuda) Limited’s name under the caption “Legal Matters” in the proxy statement/prospectus forming part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully,

/s/ Appleby (Bermuda) Limited

Appleby (Bermuda) Limited

SCHEDULE 1

Part 1

The Documents

1.	An electronic copy of the final form of the Registration Statement dated 14 November 2025, excluding the documents incorporated by reference therein.

Part 2

Other Documents Examined

1.	Certified copies of the Certificate of Incorporation/Merger, Memorandum of Association and Bye-Laws of each Company (collectively referred to as the Constitutional Documents).

2.	A Certificate of Compliance, dated 13 November 2025 issued by the Registrar of Companies in respect of each Company (Certificates of Compliance).

3.	Certified copies of the unanimous written resolutions of the Board of Directors of the Company (TIL Board) adopted on 13 November 2025 (TIL Board Resolutions).

4.

Certified copies of the unanimous written resolutions of the Board of Directors of the Triton Container International Limited (TCIL Board) adopted on 13 November 2025 (TCIL Board Resolutions, together with the TIL Board Resolutions are collectively referred to as the Resolutions).

5.	A certified copy of the “Foreign Exchange Letter” issued by the Bermuda Monetary Authority in relation to each Company.

6.	A certified copy of the “Tax Assurance” issued by the Registrar of Companies for the Minister of Finance in relation to each Company.

7.	A certificate from the Secretary of each of TIL and TCIL dated 14 November 2025.

8.	A copy of the results of the Litigation Search.

9.	A copy of the results of the Company Search.

Part 3

Searches

1.

A search of the entries and filings shown and available for inspection in respect of each Company in the register of charges and on file of each Company maintained in the register of companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by an electronic company extract prepared by the Registrar of Companies on 14 November 2025 and the documents delivered by the Registrar of Companies in connection therewith (Company Search).

2.

A search of the entries and filings shown and available for inspection in respect of each Company in the Cause and Judgement Book of the Supreme Court maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search conducted on 14 November 2025 (Litigation Search).

SCHEDULE 2

Assumptions

We have assumed:

1.

the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarized, faxed or photostatic copies;

2.	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

3.	that there has been no change to the information contained in the Constitutional Documents;

4.

that the signatures and seals on all documents and certificates submitted to us as originals or copies of executed originals are genuine and authentic, and the signatures on all documents executed by each Company, as applicable, are the signatures of the persons authorised to execute the documents by each Company, as applicable; that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have a material effect on any of the opinions herein expressed;

5.

the truth, accuracy and completeness of all representations and warranties or statements of fact or law (other than as to the laws of Bermuda, in respect of matters upon which we have expressly opined) made in the Registration Statement and the Resolutions and any correspondence submitted to us;

6.	that when filed with the Securities and Exchange Commission, the Registration Statement will not differ in any material respect from the draft that we have examined;

7.

that each Director of each Company, as applicable, when the Board passed the Board Resolution discharged his fiduciary duty owed to each Company, as applicable and acted honestly and in good faith with a view to the best interests of each Company, as applicable;

8.

that each Company, as applicable, has entered into its obligations under the Registration Statement in good faith for the purpose of carrying on its business and that, at the time it did so, there were reasonable grounds for believing that the transactions contemplated by the Registration Statement would benefit each Company, as applicable;

9.

that at the time of issue by any committee of the board of directors of each Company, as applicable, of any Offered Securities, such committee will be a duly constituted committee of the board of directors of each Company, as applicable, having the necessary powers and authorities to, accept enrolments and issue Offered Securities pursuant to the Registration Statement;

10.

that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

11.

that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

that: (i) the Registration Statement is in the form of the documents approved in the Resolutions; (ii) any meetings at which Resolutions were passed were duly convened and had a duly constituted quorum present and voting throughout; (iii) all interests of the directors on the subject matter of the Resolutions, if any, were declared and disclosed in accordance with the law and Constitutional Documents; and (iv) the Resolutions have not been revoked, amended or superseded, in whole or in part, and remain in full force and effect at the date of this opinion; and (v) the directors of the each Company, as applicable have concluded that the entry by each Company, as applicable into the Registration Statement and such other documents approved by the Resolutions and the transactions contemplated thereby are bona fide in the best interests of each Company, as applicable;

12.

that there is no matter affecting the authority of the Directors, or the Shareholders to approve the filing of the Registration Statement, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

13.	that no shares of either Company will be issued for less than the par value of such shares;

14.

that any supplemental prospectus prepared in relation to the offer of any of the Securities, as contemplated by the Registration Statement, will have been duly authorised by the board of directors of each Company, as applicable and will comply with and have been prepared in accordance with all relevant legislation and the Constitutional Documents; and

15.

that any contracts or instruments, including but not limited to indentures and warrant instruments, prepared in relation to the offer and creation of any of the Securities, as contemplated by the Registration Statement, will comply with and have been prepared in accordance with all relevant legislation and the Constitutional Documents, and will constitute legal, valid and binding obligations of each of the parties therefore, enforceable in accordance with their terms, under the laws by which they are governed.

SCHEDULE 3

Reservations

Our opinion is subject to the following:

1.	Good Standing: The term “good standing” means that a Company has received a Certificate of Compliance from the Registrar of Companies.

2.

Non-assessable: Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully paid shares of a Company and subject to any contrary provision in any agreement in writing between such Company and the holder of such shares, that: no shareholder shall be obliged to contribute further amounts to the capital of such Company, either in order to complete payment for their shares, to satisfy claims of creditors of such Company, or otherwise; and no shareholder shall be bound by an alteration to the Constitutional Documents of such Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, such Company.

3.

Bermuda Law: We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

4.

Enforcement: Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.